SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549



                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of Earliest Event Reported) March 31, 1998
                                                            --------------



                                    COMPUMED, INC.
                                    --------------
                (Exact name of registrant as specified in its charter)



                    Delaware              0-14210            95-2860434
          ----------------------------  -------------      --------------
          (State or other jurisdiction  (Commission File   (IRS Employer
          of Incorporation)             Number)            Identification
          No.)


               1230 Rosecrans Avenue, Suite 1000
               Manhattan Beach, California                   90266
               -----------------------------------     -----------------
               Address of principal executive offices)      (zip code)



      Registrant's telephone number, including area code -  (310) 643-5106
                                                           ----------------


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          ITEM 5. OTHER EVENTS

               On March 31, 1998, CompuMed, Inc. (the "Company") closed the last placement in a series of three related placement of its Class C 7% Convertible Preferred Stock (the "Class C Preferred Stock") in which it sold a total of 35,000 shares Class C Preferred Stock at a purchase price of $100 per share, or an aggregate purchase price of $3,500,000. The Class C Preferred Stock was issued in two series, the Series 1 Class C 7% Convertible Preferred Stock (the "Series C-1 Preferred Stock") and the Series 2 Class C 7% Convertible Preferred Stock (the "Series C-2 Preferred Stock). A placement 17,500 shares of the Series C-1 Preferred Stock closed December 24, 1997 (the "December Placement"). The first placement of 8,750 shares of Series C-2 Preferred Stock closed on January 22, 1998 (the "January Placement"). On March 31, 1998, the Company placed an additional 8,750 shares of Series C-2 Preferred Stock (the "March Placement").

               The Series C-1 Preferred Stock is immediately convertible into shares of the Company's Common Stock at a conversion ratio equal to $100 divided by the lesser of (i) $1.51, the average closing bid price of the Common Stock for the ten consecutive trading days prior to the closing date for the December Placement or (ii) 75% of the average closing bid price for the ten consecutive trading days prior to the notice of conversion. The Company has the right to force conversion of any or all outstanding shares of Series C-1 Preferred Stock on November 30, 1999 at the then conversion ratio.

               The Series C-2 Preferred Stock is identical to the Series C-1 Preferred Stock except that (a) the conversion ratio is equal to $100 divided by the lesser of (i) $1.34, the average closing bid price of the Common Stock for the ten consecutive trading


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


          days prior to closing date for the January Placement, or (ii) 80% of the average closing bid price for the ten consecutive trading days prior to the notice of conversion (except that the applicable percentage is 77.5% for 2,500 shares of Series C-2 Preferred Stock sold in the January Placement for which the Company received full payment before December 31, 1997), and (b) the Company has the right to force conversion on December 31, 1999.

               Upon conversion of the Class C Preferred Stock, the holder will receive warrants (the "Warrants") to purchase the same number of shares of Common Stock as are being issued on the conversion, at an exercise price equal to the conversion price and exercisable for three years from issuance.

               In the event the closing bid price of the Common Stock is less than $1.00 per share on the trading day immediately preceding the receipt of a conversion notice for Class C Preferred Stock, the holder requesting conversion would be limited to converting not more than 5% of the shares of the Series C-1 or Series C-2 Preferred Stock he initially purchased, which limitation would continue for a period of 30 days. There is no minimum conversion price for the Class C Preferred Stock. Should the market price of the Common Stock fall substantially prior to conversion, the holders of the Class C Preferred Stock could obtain a significant share of the Common Stock upon their conversions of the Class C Preferred Stock and through exercise of the corresponding Warrants.

               As a condition to the closing of the placement of the Series C-1 Preferred Stock, the Company entered into a Registration Rights Agreement with each purchaser agreeing to file a registration statement with the Securities and Exchange
          Commission (the "Commission") covering the Common Stock underlying his Class C Preferred Stock and the Warrants. The


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


          Company filed such a registration statement on January 23, 1998 (Registration No. 333-44805), which registration statement was declared effective by the Commission on February 6, 1998.

               The net proceeds from the March Placement was approximately $836,500 (after payment of a 4% fee to the distributor and other placement expenses). The net proceeds from the December Placement and the January Placement were approximately $1,660,000 and $840,000, respectively. The Company is using the net proceeds from the placements for on-going research and development activities and general working capital.

          ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               3.1  Certificate of Designation for the Class C 7%
                    Convertible Preferred Stock, filed with the Secretary of State of Delaware on December 11, 1997
                    [Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K for an event of December 24, 1997]

               3.2  Certificate of Correction for the Class C 7%
                    Convertible Preferred Stock, filed with the Secretary of State of Delaware on December 24, 1997
                    [Incorporated by reference to Exhibit 3.2 to the Company's Form 8-K for an event of December 24, 1997]

               10.1 Form of Securities Purchase Agreement for the sale of
                    Class C 7% Convertible Preferred Stock (without annexes) [Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K for an event of December 24, 1997]

               10.2 Form of Warrant Agreement [Incorporated by reference to
                    Exhibit 10.2 to the Company's Form 8-K for an event of December 24, 1997]

               10.3 Form of Registration Rights Agreement [Incorporated by
                    reference to Exhibit 10.3 to the Company's Form 8-K for an event of December 24, 1997]


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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Date:     April 3, 1998

                                        COMPUMED, INC.
                                        ---------------
                                        (Registrant)



                                        /s/ James Linesch
                                        ----------------------
                                        James Linesch
                                        President





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